SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2014

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry into a Definitive Material Agreement

The information disclosed pursuant to Item 5.02 below regarding the Interim Chief Operating Officer Agreement between AmpliPhi BioSciences Corporation (the “Company”) and Wendy S. Johnson is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2014, by mutual agreement of the Board of Directors (the “Board”) of the Company and Philip J. Young, Mr. Young has stepped down from his role as President and Chief Executive Officer of the Company, effective immediately. Mr. Young will receive severance benefits pursuant to his employment agreement with the Company.

On September 15, 2014, the Board appointed Jeremy Curnock Cook as the Company’s interim Chief Executive Officer and President, and Wendy S. Johnson as the Company’s interim Chief Operating Officer, effective immediately.

Mr. Curnock Cook has served as a member of the Board since July 1995 and as chairman of the board of directors since February 1998. Mr. Curnock Cook has served as Chairman of International Bioscience Managers Limited, a corporate and investment advisory firm since 2000, and also currently serves as Managing Director of Bioscience Managers Pty Ltd, a medical sciences fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as managing director until 1987. Mr. Curnock Cook holds an M.A. in natural sciences from Trinity College, Dublin. He also serves as a member of the board of Avita Medical Ltd, Nexus6 Ltd and SeaDragon Ltd. Mr. Curnock Cook brings to the Company significant experience as an investor in and board member of multiple biotechnology companies.

Ms. Johnson has served as a member of the Board since May 2014. Between 2005 and January 2014 Ms. Johnson served as a venture partner at ProQuest Investments, a venture capital firm. From November 2006 until January 2014, Ms. Johnson served as the President and Chief Executive Officer of Aires Pharmaceuticals, a ProQuest portfolio company. Prior to joining ProQuest, she served as Senior Vice President, Corporate Development, at Salmedix Inc., and she held senior business and corporate development positions at WomenFirst Healthcare, Prizm Pharmaceuticals (Selective Genetics Inc.), Cytel Corp., Synbiotics Corp., and Murex Corp. (Cambridge U.K.). Additionally, Ms. Johnson served as Assistant Director with the Center for Devices and Radiological Health at the U.S. Food and Drug Administration. Ms. Johnson holds an M.B.A. from Loyola University, an M.S. in clinical microbiology from the Hahnemann Medical School and a B.S. in microbiology from the University of Maryland. Ms. Johnson brings to the Company significant experience in pharmaceutical drug development and business development, as well as a strong background in microbiology.

In connection with her appointment, on September 17, 2014, Ms. Johnson entered into an interim Chief Operating Officer Agreement with the Company, pursuant to which she will receive compensation in an amount equal to $20,000 per month, through the earlier of December 31, 2014 (or February 25, 2015, if extended by mutual agreement) or the date of appointment of a new Chief Executive Officer of the Company.

A copy of the press release announcing Mr. Young’s departure and the appointments of Mr. Curnock Cook and Ms. Johnson is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1 – Press Release dated September 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi BioSciences Corporation

Date: September 19, 2014	By:	/s/ David E. Bosher
David E. Bosher Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 19, 2014